P.  O. Box 33042, St.  Petersburg, Florida 33733

[LOGO]                              NOTICE OF ANNUAL MEETING
                                          OF SHAREHOLDERS
[LOGO]

                                                              February 29, 1996
To the Common Shareholders:

           The Annual Meeting of Shareholders of Florida Progress Corporation (the "Company") will be held at the Marriott Pavilion Hotel, One Broadway, St. Louis, Missouri, on Thursday, April 18, 1996, at 9:00 A.M., CENTRAL DAYLIGHT TIME, for the following purposes:

           1. To elect four directors to serve for a three-year term;

           2. To vote upon the Company's proposal to approve a Stock Plan for Non-Employee Directors of Florida Progress Corporation and Subsidiaries that would pay 75% of each non-employee director's retainer fee in common stock;

           3. To vote upon a shareholder proposal as set forth in the accompanying proxy statement;

and to transact such other business as may properly come before the meeting, or any adjournment thereof.

           The Board of Directors has fixed the close of business on February 8, 1996, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof. A complete list of the shareholders entitled to vote at the meeting will be open to examination by the shareholders, during regular business hours, for a period of ten days prior to the meeting at the principal executive offices of the Company, One Progress Plaza, St. Petersburg, Florida, 33701.


                                   By order of the Board of Directors,

                                   Kenneth E. Armstrong
                                   Vice President, General Counsel and Secretary

           You are urged, whether you own one or many shares, to mark, date, sign and promptly mail the enclosed Proxy in the enclosed envelope, which requires no postage.

Florida Progress Corporation, P. O. Box 33042, St. Petersburg, Florida 33733, February 29, 1996


PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS/APRIL 18, 1996


           This statement is furnished in connection with the solicitation by the Board of Directors of Florida Progress Corporation (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held at the Marriott Pavilion Hotel, One Broadway, St. Louis, Missouri, on Thursday, April 18, 1996, at 9:00 A.M., Central Daylight Time, or at any adjournment thereof. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the voting thereof by giving written notice of revocation to the Secretary of the Company at the Company's principal executive offices at any time before the proxy is voted, by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting his or her shares in person. No such notice of revocation or later-dated proxy, however, will be effective unless and until received by the Company prior to or at the Annual Meeting.

           Shares of Common Stock, without par value (the "Common Stock"), are the only outstanding voting securities of the Company.

           Only shareholders whose names appeared of record on the books of the Company at the close of business on February 8, 1996, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. As of that date, there were 96,481,740 shares of Common Stock outstanding. Each share is entitled to one vote for each director to be elected and one vote for each other matter to be considered. The attendance, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. The Florida Business Corporation Act (the "FBCA") provides that directors are elected by a plurality of the votes cast and all other matters are approved if the votes cast in favor of the action exceed the votes cast against the action (unless the matter is one for which the FBCA, or other applicable laws, or the Company's articles of incorporation require a greater vote). Therefore, under the FBCA, abstentions and broker non-votes have no legal effect, unless a specific percentage of those shareholders entitled to vote is required by the FBCA, or other applicable laws, or the Company's articles of incorporation to approve a matter.

           The cost of preparing and mailing proxy material and soliciting proxies will be borne by the Company. Solicitation of proxies from some shareholders will be made by telephone or in person by regular employees of the Company, who will receive no additional compensation therefor. In addition, arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material for the Annual Meeting to beneficial owners, and the Company will reimburse such firms for their expense in so doing.

           This proxy statement and accompanying notice and form of proxy are first being sent to the shareholders of the Company on or about February 29, 1996.

Election of Directors

           The Board of Directors of the Company consists of twelve members, divided into three classes of equal size. The current terms of the three classes expire in 1996 (Class III directors), 1997 (Class I directors) and 1998 (Class II directors). Directors are generally elected for three-year terms. Mr. Allen
J. Keesler, Jr., a Class II director, has resigned from the Board of Directors effective April 1,

1996. On February 8, 1996, the Board of Directors approved an amendment to the Company's Bylaws to decrease the Board's size to eleven members and to decrease the number of Class II directors to three, effective with Mr. Keesler's resignation on April 1, 1996. Four Class III directors with terms expiring in 1999 are to be elected at the Annual Meeting. The Board of Directors has nominated four persons, all of whom are currently directors, to stand for election at the Annual Meeting. The directors shall be elected by a plurality of the votes cast, so that the four persons nominated for election as Class III directors receiving the four highest totals of votes cast in favor of his or her election will be elected as Class III directors. Each share of Common Stock entitles its holder to cast one vote in respect of each director to be elected. Votes may not be cumulated.

     It is the intention of the persons named in the accompanying proxy, unless otherwise directed, to vote all proxies FOR the election of the four nominees of the Board of Directors as directors of the Company. Directors elected at the Annual Meeting, after being duly qualified, will serve until their successors are elected and qualified.

           The Board of Directors has been informed that all nominees are willing to serve as directors, but if any of them should decline or be unable to serve as a director, the persons named in the accompanying proxy will vote for the election of another person or persons as they, in their discretion, may choose. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

Information as to Nominees

           The names and ages of the nominees for election as directors, their principal occupations and employment during the past five years, including a brief biography, and the first year elected as a director, are as follows:


                                   NOMINEES FOR TERMS EXPIRING IN 1999
                                          (CLASS III DIRECTORS)

-----------               JACK B. CRITCHFIELD, age 62, Chairman of the
-----------               Board and Chief Executive Officer.  He was a
-----------               director of Florida Power Corporation
-----------               ("Florida Power") from 1975 through 1978 and
---PHOTO---               in 1983, became Vice President of Florida
-----------               Power's Eastern and Ridge Divisions.  He then
-----------               served the Company as Group Vice President,
-----------               Energy and Technology Group and President of
                          Electric Fuels Corporation ("Electric
                          Fuels"), a subsidiary, from 1987 until
                          February 1988, when he was elected President
                          and Chief Operating Officer.  On February 1,
                          1990, he became President and Chief Executive
                          Officer and on January 1, 1991, became
                          Chairman of the Board.  He is a director of
                          Barnett Banks, Inc., Jacksonville.
                          Committee: Executive, Chairman.  Director
                          since 1988*


-----------               CLARENCE V. MCKEE,  ESQ.,  age 53,  Chairman and Chief
-----------               Executive  Officer  of  McKee  Communications,   Inc.,
-----------               Tampa,  Florida.  From  1987 to  1992,  he  served  as
-----------               Chairman and Chief Executive Officer of WTVT Holdings,
---PHOTO---               Inc.  He served as  Counsel to Pepper &  Corazinni,  a
-----------               Washington,  D.C.  communications  law firm, from 1980
-----------               until  1987,   when  he  became  a  co-owner  of  WTVT
-----------               Holdings,  Inc., licensee of WTVT-TV,  Tampa, Florida.
                          He is a director of Barnett Banks,  Inc., and American
                          Heritage   Life   Insurance   Company,   Jacksonville.
                          Committees: Compensation, Chairman; Audit.
                          Director since 1989*

*Director of Florida Power Corporation

-----------               RICHARD A. NUNIS, age 63, Chairman of Walt
-----------               Disney Attractions, Orlando, Florida.  He has
-----------               held various positions with the Disney
-----------               organization since 1955, including Vice
---PHOTO---               President, Operations in 1968, Executive Vice
-----------               President of DISNEYLAND and Walt Disney World
-----------               in 1972, President of Walt Disney Attractions
-----------               in 1980, and his current position since 1991.
                          He is a director of The Walt Disney Company;
                          SunTrust Bank, Central Florida N.A.,
                          Enterprise Florida, Inc., and University of
                          Central Florida Foundation, Inc.; and serves
                          as chairman of the Florida Council of 100,
                          and is a member of the Economic Development
                          Commission of Mid-Florida.  Committees:
                          Executive; Compensation; Finance and Budget,
                          Chairman.  Director since 1989


-----------               JEAN GILES WITTNER, age 61, President of
-----------               Wittner & Company, St. Petersburg, Florida, a
-----------               firm involved in real estate management and
-----------               insurance brokerage and  consulting. She
---PHOTO---               previously served as President and Chief
-----------               Executive Officer of a savings association
-----------               from 1975 until it was sold on December 31,
-----------               1986.  She then became President of Wittner
                          Securities, Inc. In November 1989, she became
                          President of Wittner & Company.  She has been
                          a director of Florida Power since 1977.  She
                          also serves on the board of Raymond James
                          Bank, F.S.B., Menorah Manor, a non-profit
                          nursing home, and the Pinellas County
                          Education Foundation.  She is also a member
                          of the board of trustees of Eckerd College.
                          Committees: Audit, Chairman; Compensation;
                          Compliance.  Director since 1982*

Information as to Continuing Directors

           The names and ages of directors who continue in terms expiring in 1997 and 1998, their principal occupations, and employment during the past five years, including a brief biography, and the first year elected as a director, are as follows:

                              CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1997
                                            (CLASS I DIRECTORS)

-----------               MICHAEL P. GRANEY, age 52, Partner, Simpson
-----------               Thacher & Bartlett, Columbus, Ohio.  He has
-----------               practiced law with this New York based law
-----------               firm since 1980 and is now resident partner
---PHOTO---               in its Ohio office.  His specialties are
-----------               utilities, anti-trust and litigation.  He is
-----------               a member of the American, District of
-----------               Columbia, Ohio and Columbus Bar Associations
                          and the Federal Energy Bar Association.
                          Committees: Executive; Compliance;
                          Nominating, Chairman.  Director since 1991


*Director of Florida Power Corporation

-----------               RICHARD KORPAN, age 54, President and Chief
-----------               Operating Officer and effective April 1,
-----------               1996, Chairman of the Board and Chief
-----------               Executive Officer of Florida Power.  He
---PHOTO---               joined the Company in June 1989, as Executive
-----------               Vice President and Chief Financial Officer
-----------               and was elected President and Chief Operating
-----------               Officer effective December 1, 1991.  Prior to
                          joining  the  Company,  he  was  President  and  Chief
                          Executive  Officer  of  Pacific   Diversified  Capital
                          Company,  a subsidiary  that comprises the non-utility
                          operations  of  San  Diego  Gas  &  Electric   Company
                          ("SDG&E").   From  1979  to  1986,   he  held  several
                          positions with SDG&E  including  Senior Vice President
                          and    Chief    Financial    Officer,    Group    Vice
                          President-Finance, and Treasurer. After practicing law
                          in Colorado,  he served in various financial positions
                          at Public Service  Company of Colorado  before joining
                          SDG&E.  He is a director of SunTrust Bank,  Tampa Bay,
                          Acordia of Central  Florida,  Inc., Ruth Eckerd Hall's
                          PACT,  Inc.,  the  Florida  Chamber of  Commerce,  and
                          Morton  Plant  Mease  Health  Care,  Inc.  Committees:
                          Executive; Finance and Budget. Director since 1989*


-----------               JOAN D. RUFFIER, age 56, General Partner,
-----------               Sunshine Cafes, Orlando, Florida, a food and
-----------               beverage concession business at major Florida
-----------               airports.  From 1978 to 1982, she served as a
---PHOTO---               management consultant to the National
-----------               Association of Bank Women.  From 1982 to
-----------               1986, she practiced public accounting with
-----------               the firm of Colley, Trumbower & Howell.  In
                          1986, she assumed her present position.  She
                          is a member of the Administrative Board of
                          SunTrust Bank, Central Florida, N.A. in
                          Orlando, and Chairman of the Board of the
                          Jacksonville Branch of the Federal Reserve
                          Bank of Atlanta.  She also serves on the
                          board of directors of the Sun Health
                          Alliance, Charlotte, North Carolina.  She was
                          a member and chairman of the Board of Regents
                          of the State University System of Florida.
                          She also serves as a director of the
                          University of Central Florida Foundation, the
                          University of Florida Foundation,  the
                          Community Foundation of Central Florida Inc.,
                          Cyprus Equity Fund, and INVEST, INC.
                          Committees:  Audit; Compliance, Chairman;
                          Finance and Budget. Director since 1990*


-----------               ROBERT T. STUART, JR., age 63, Rancher and
-----------               Investor, Dallas, Texas.  He joined
-----------               Mid-Continent Life Insurance Company ("Mid-
-----------               Continent"), now a subsidiary, in 1949,
---PHOTO---               became a Vice President in 1951, President in
-----------               1954 and was Chairman of the Board and Chief
-----------               Executive Officer from 1975 to 1986, when
-----------               Mid-Continent was acquired by the Company.
                          He is a member of the Oklahoma Cattlemen's
                          Association, Texas & Southwestern Cattle
                          Raisers Association, and a trustee of The
                          Frontiers of Science Foundation.  Committee:
                          Executive.  Director since 1986


*Director of Florida Power Corporation

                    DIRECTORS WHOSE TERMS EXPIRE IN 1998, EXCEPT AS INDICATED
                                        (CLASS II DIRECTORS)

-----------                WILLARD D. FREDERICK, JR., age 61, Citrus
-----------                grower and investor, Orlando, Florida.  From
-----------                1980 to 1992, Mr. Frederick served as Mayor
-----------                of the City of Orlando.  He practiced law as
---PHOTO---                a public defender for the Ninth Judicial
-----------                Circuit of Florida and in 1966 founded the
-----------                Orlando law firm of Frederick, Wooten &
-----------                Honeywell P.A.  He returned to the practice
                           of law in 1992 as a partner in the Orlando  office of
                           the firm of  Holland & Knight  from  which he retired
                           effective  April 1, 1995. He is a member of the Board
                           of   Directors   of   Atlantic    Gulf    Communities
                           Corporation,  Blue Cross Blue Shield of Florida,  and
                           Sprint/United  Telephone.  He also serves as a member
                           and is incoming  Chairman of the Board of Trustees of
                           Rollins  College,  and is a  member  of  the  Florida
                           Council  of 100  and the  Board  of  Trustees  of the
                           University of Central Florida Foundation. In 1991, he
                           chaired  the  Florida   Governor's   Commission   for
                           Government    by   the   People    (the    "Frederick
                           Commission").  He serves as  Commission  Chairman and
                           Chairman of the Florida  Benchmark  Committee  of the
                           Governor's Commission for Government Accountability &
                           Performance.  Committees:  Compensation;  Compliance.
                           Director since January 1995


-----------                ALLEN J. KEESLER, JR., age 57, Group Vice
-----------                President, Utility Group and President and
-----------                Chief Executive Officer of Florida Power
-----------                until his retirement scheduled for April 1,
---PHOTO---                1996. Mr. Keesler joined Florida Power in
-----------                1963.  He served as President and Chief
-----------                Executive Officer of Talquin Corporation, a
-----------                former subsidiary, from January 1983 through
                           February 1988, and was Group Vice President,
                           Development Group of the Company from January
                           1986 through February 1988. He is a director
                           of SouthTrust Corporation and the Edison
                           Electric Institute and an officer and board
                           member of the Southeastern Electric Exchange.
                           Mr. Keesler has resigned from the Company's
                           Board of Directors effective with his
                           retirement on April 1, 1996.  Committee:
                           Finance and Budget.  Director since 1992*


-----------                VINCENT J. NAIMOLI, age 58,  Chairman,
-----------                President and Chief Executive Officer of
-----------                Anchor Industries International, Inc., and
-----------                Harvard Industries, Inc., an operating and
---PHOTO---                holding company and an original automotive
-----------                equipment manufacturing company, Tampa,
-----------                Florida. He is also Managing General Partner
-----------                of the Tampa Bay Devil Rays, Ltd. baseball
                           ownership group, St. Petersburg, Florida. Mr.
                           Naimoli currently serves as a director of
                           Resorts International, Inc., New River
                           Industries, Russell Stanley Corp. and
                           Simplicity Pattern Company.  He was Chairman,
                           President and Chief Executive Officer of
                           Anchor Glass Container Corporation from 1983
                           through 1989; Chairman, President and Chief
                           Executive Officer of Doehler-Jarvis
                           Corporation from November 1991 to July 1995;
                           and Chairman, President and Chief Executive
                           Officer of Ladish Corp. from April 1993 to
                           September 1995.  He began his current
                           occupation in January 1990.  He is a Trustee
                           of the University of Tampa.  Committees:
                           Finance and Budget; Compensation; Nominating.
                           Director since 1992

*Director of Florida Power Corporation

-----------                CHARLES B. REED, age 54, Chancellor of the
-----------                State University System of Florida,
-----------                Tallahassee, Florida.  He has been Chancellor
-----------                since 1985.  From 1979 to 1985, he served as
---PHOTO---                Deputy Chief and Chief of Staff to Florida
-----------                Governor Bob Graham.  He is a director of
-----------                Capital Health Plan in Tallahassee.  He also
-----------                serves on the Florida Council of 100, the
                           Council on Foreign Relations, and the
                           Business-Higher Education Forum.  Committees:
                           Finance and Budget; Nominating.  Director
                           since 1992



Security Ownership of Certain Beneficial Owners

           The following table sets forth information concerning shares of Common Stock that are held by persons known to the Company to be the beneficial owners of more than 5% of said stock as of December 31, 1995.

                                      Number of Shares         Percent
Name and Address                    Beneficially Owned(1)     of Class
Franklin Resources, Inc.                   5,014,875               5.2%
  777 Mariners Island Blvd.
  San Mateo, California  94404


Security Ownership of Management

         The directors and nominees and all other named executive officers individually, and the directors, nominees, named executive officers and executive officers of the Company as a group, beneficially owned Common Stock as follows:


                                                  Number of Shares       Percent of
Name                                              Beneficially Owned(1)   Class (2)


Jack B. Critchfield                                         28,249
Willard D. Frederick, Jr.                                    1,500
Michael P. Graney                                          2,153(3)
Allen J. Keesler, Jr.                                       50,632
Richard Korpan                                              11,995
Clarence V. McKee                                            1,770
Vincent J. Naimoli                                           5,216
Richard A. Nunis                                            17,992
Charles B. Reed                                              1,569
Joan D. Ruffier                                              2,885
Robert T. Stuart, Jr.                                  1,506,230(4)          1.56%
Jean Giles Wittner                                           8,639
Richard D. Keller                                            7,835
Joseph H. Richardson                                         8,150

All 16 directors, nominees and
executive officers as a group,                           1,658,956           1.72%
including those  named above

(1) As used in this table, "beneficial ownership" means the direct or indirect, sole or shared power to vote, or to direct the voting of, a security and/or investment power with respect to a security. Unless otherwise noted, the number of shares held are beneficially owned as of December 31, 1995.

(2)      Unless otherwise noted, less than 1% per individual.

(3) Includes 214 shares owned by Mr. Graney's son, as to which shares Mr. Graney disclaims beneficial ownership.

(4) Includes 594 shares owned by Mr. Stuart's children, as to which shares Mr. Stuart disclaims beneficial ownership.

Certain Relationships and Related Transactions

     The Company is a party to certain transactions involving the Tampa Bay Devil Rays major league baseball team in which Vincent J. Naimoli, a director of the Company, has a material interest. See "Compensation Committee Interlocks and Insider Participation" on page 9.

     Mr. Michael P. Graney is a partner in the law firm of Simpson Thacher & Bartlett. That firm provided legal services to the Company and Electric Fuels in 1995, and has been providing legal services to the Company and Electric Fuels during 1996.

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company during 1995, or written representations that no Forms 5 were required, the Company believes that all persons who at any time during 1995 were officers, directors, or greater than ten-percent beneficial owners of the Company's Common Stock, filed their applicable Section 16(a) reports on a timely basis during 1995 and prior fiscal years.

Meetings of the Board of Directors and Standing Committees

         During 1995, the Board of Directors held six meetings. In addition, certain directors attended standing committee meetings, including the following:

         Audit Committee. During 1995, the Audit Committee met three times to review the financial statements and results of the 1994 audit, to recommend independent auditors for 1995 and to discuss plans and objectives for internal audit activities for 1996.

         Compensation Committee. During 1995, the Compensation Committee met three times to review and approve the total compensation opportunities and awards for the executive officers of the Company and Florida Power, and to take actions relating to the basic design of the Company's compensation policies for all employees of the Company and its subsidiaries.

         Nominating Committee. The Nominating Committee held no meetings during 1995. The Committee will consider recommendations for nominees for election to the Board of Directors submitted by shareholders. These nominations should be submitted to the Secretary of the Company for review by the Committee. Such nominations for the 1997 Annual Meeting of Shareholders should be submitted no later than November 1, 1996.

          The  Company  also  has  Executive,   Finance  and  Budget  and
Compliance Committees. Members of all committees are identified in the sections titled "Information as to Nominees" and "Information as to Continuing Directors." During 1995, all directors, except Robert T. Stuart, Jr., attended at least 75% of the total number of Board and pertinent committee meetings.

Compensation of Directors

         For 1995, the compensation for each non-employee director of the Company was $22,500 per year as a retainer fee, plus a fee of $1,500 for each meeting of the Company's Board of Directors attended. Each non-employee director who served on committees of the Board or on the Boards of the Company's subsidiaries was paid a daily meeting fee of $1,500 for subsidiary and committee meetings attended on any one day. Effective in May of 1995, each Committee Chairman was compensated by an additional $750 for each meeting chaired. All or a portion of these fees were allowed to be deferred at the discretion of a director.

         Upon retiring from the Board, directors who were not employees of the Company, or one of its subsidiaries, were eligible for appointment to an Advisory Board. When appointed, a fee equal to the annual retainer of the Board member at the time of his or her retirement multiplied by a percentage equal to 10% for each year served on the Board up to 100% was payable in quarterly installments for the life of the retired director. As discussed below, the Advisory Board was abolished effective January 1, 1996.

1996 Implementation of Six Practices

         In November of 1995, the Compensation Committee recommended and the Board adopted the following six practices with regard to director compensation to formalize the Company's current practices and to embrace the philosophy contained in the Report of the National Association of Corporate Directors ("NACD") Blue Ribbon Commission on Director Compensation ("Blue Ribbon Report"):

         1. Establish a process by which directors can determine the compensation program in a deliberate and objective way.

         2. Set a substantial target for stock ownership by each director.

         3. Define the desirable total value of all forms of director compensation.

         4. Pay directors solely in the form of equity and cash - with equity representing a substantial portion of the total up to 100 percent; dismantle existing benefit programs and avoid creating new ones.

         5. Adopt a policy stating the Company should not hire a director or director's firm to provide professional or financial services to a corporation without the approval of the Board of Directors, or its Executive Committee.

         6. Disclose fully in the proxy statement the philosophy and process used in determining director compensation and the value of all elements of compensation.

         Consistent with the above practices, effective January 1, 1996, the Board abolished, on a prospective basis, its Advisory Board. Also, to encourage and assist directors to achieve substantial stock ownership, the Board adopted, and is recommending to the shareholders for their approval, a stock plan for non-employee directors through which 75% of each non-employee director's $30,000 retainer fee will be paid in Common Stock, as described in more detail below. Only the cash portion of directors' compensation will be allowed to be deferred.

Company Proposal to Approve Stock Plan for Non-Employee
Directors

         Following careful review of compensation issues for non-employee or "outside" directors, the Company is proposing to change the way these members of the Board of Directors are paid.

         Specifically, the Board is recommending that 75% of an outside director's annual retainer fee be paid in Common Stock, instead of cash.

         This approach is consistent with the recommendations contained in the NACD Blue Ribbon Report discussed above, which suggested that directors be paid solely in the form of equity and cash, with equity representing a substantial portion of the total. Paying the retainer fee for outside directors with common stock instead of cash will more effectively align the decisions made by the Company's governance board with the interests of shareholders.

         In order to achieve the objectives of this philosophy, the Board adopted the Stock Plan for Non-Employee Directors of Florida Progress Corporation and Subsidiaries (the "Stock Plan") at its meeting held November 16, 1995, subject to approval by the Company's shareholders. The complete text of the Stock Plan is set forth in Exhibit "A" of this Proxy Statement, and the following summary of certain terms of the Stock Plan is qualified in its entirety by reference thereto.
Highlights of the Stock Plan are as follows:

- Participants in the Stock Plan shall include all nine outside directors of the Company and all other approved subsidiaries, which at present includes two outside directors at Florida Power.

- The Stock Plan provides that 75% of a director's retainer fee shall be paid in Common Stock.

- The Stock Plan will be effective January 1, 1996, subject to approval by the shareholders.

- The Stock Plan authorizes the issuance of up to 150,000 shares of Common Stock to be issued from the Company's authorized but unissued shares of Common Stock.

- Common Stock will be issued under the Stock Plan in such a manner that the shares will not be treated as a purchase for short-swing profit purposes under Section 16 of the Securities Exchange Act of 1934 ("Section 16").

- Common Stock will be issued quarterly on March 31, June 30, September 30 and December 31 of each year, except that the initial issuance will not be made until the Stock Plan has been approved by the shareholders.

-        The Stock Plan will be administered by the Company's
         Compensation Committee. Costs of administering the Stock Plan will be borne by the Company.

- The Stock Plan may be amended by the Board of Directors as it deems advisable, including to add to the list of subsidiaries that may participate in the Stock Plan. However, no amendment may be made that would, absent shareholder approval, disqualify the Plan for an exemption from Rule 16b-3 under Section 16, and the formula award provisions of the Stock Plan may not be amended more than once every six months unless to comply with changes in the Internal Revenue Code of 1986 or the Employee Retirement Income Security Act of 1974, as amended.

- If the Stock Plan is not approved by the shareholders, each director's retainer fee shall be paid in cash.


         The following table sets forth estimated amounts to be paid under the Stock Plan in 1996:

                                           Stock Plan for Non-Employee Directors
                                                                                        Number
                                                                       Dollar             of
Name and Position                                                      Value            Shares(1)
-----------------                                                      ------           ---------
Named Executive Officers                                               $  0                  0
Executive Officers as a Group                                             0                  0
Non-Executive Directors as a Group                                  202,500              5,625
Non-Executive Officers and Employees as a Group                           0                  0

(1)      Based on an estimated stock price of $36 per share.


         It is the intention of the persons named in the accompanying proxy, unless otherwise directed, to vote all proxies FOR approval of the Stock Plan. Approval of this proposal requires the affirmative votes of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Annual Meeting.

                                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                                            APPROVAL OF THE STOCK PLAN

Compensation Committee Interlocks and Insider Participation

         The following persons served as members of the Compensation Committee of the Board of Directors of the Company during 1995:
Willard D. Frederick, Jr.; Vincent J. Naimoli; Clarence V. McKee; Richard A. Nunis; and Jean Giles Wittner. None of these individuals was during 1995, or formerly, an officer or employee of the Company or any of its subsidiaries.

         The Company has invested $5 million for a 6.09% limited partnership interest in the Tampa Bay Devil Rays, Ltd. ("Devil Rays"), a Florida limited partnership that acquired in 1995 a Major League Baseball franchise for the Tampa Bay area. A corporation controlled by Vincent J. Naimoli, a director and member of the Compensation Committee, is the managing general partner and a limited partner in the Devil Rays. Mr. Naimoli has a total indirect interest of 18.29% in the Devil Rays. The foregoing percentage capital interests are subject to change should additional investors be admitted to the Devil Rays. The Company has also executed a Private Suite License Agreement ("License") with the Devil Rays for the use of a private suite to be constructed in the ThunderDome located in St. Petersburg, Florida. The License fee in the amount of $125,000 per year is subject to annual increases over the five-year term of the License equal to 2.5% plus the percentage increase in the Consumer Price Index. The term of the License is expected to commence in 1998 and no later than the date of the first regular championship season game scheduled to be played by the Devil Rays baseball team in the ThunderDome. The terms and conditions of the License are substantially similar to those entered into with other licensees.

Executive Compensation

         The following table contains information with respect to compensation awarded, earned or paid during the years 1993-1995 to (i) the Chief Executive Officer ("CEO") of the Company; and (ii) the other four most highly compensated executive officers of the Company (collectively the "Named Executive Officers") whose total remuneration paid in 1995 exceeded $100,000.

                                            SUMMARY COMPENSATION TABLE
                                                                                           Long-Term
                                                                                         Compensation
                                Annual Compensation (1)                                    Payouts
                                                                                             (h)                     (i)
       (a)                               (b)            (c)                  (d)             LTIP                 All other
Name and Principal Position              Year           Salary              Bonus          Payouts(2)        Compensation (3)
------------------                       ----           ------               -----         ----------        ----------------

JACK B. CRITCHFIELD                      1995         $589,992             $382,500          $465,654(4)           $22,715
  Chairman and Chief
  Executive Officer                      1994          589,992              346,000           345,636               23,910

                                         1993          585,186              396,500           277,844               10,595



RICHARD KORPAN                           1995         $440,003             $257,000          $284,109(4)           $19,800
  President and Chief
  Operating Officer                      1994          432,311              232,500           206,455               18,060

                                         1993          395,196              265,000           152,813               10,595


ALLEN J. KEESLER, JR.                    1995         $397,848             $240,000          $260,419(4)           $16,785
  Group Vice President
  and President and Chief                1994          383,011              172,500           178,904               15,837
  Executive Officer,
  Florida Power                          1993          379,548              208,000           217,250                9,888
  Corporation (5)


RICHARD D. KELLER                        1995         $284,466             $108,500          $146,882(4)            $9,813
  Group Vice President
   and President and                     1994          233,074              141,000           132,543               10,065
   Chief Executive Officer,
   Electric Fuels Corp.                  1993          222,495              135,000                                 10,010


JOSEPH H.RICHARDSON                      1995         $215,009             $113,000          $110,473(4)            $8,835
  Senior Vice President,
  Florida Power                          1994          212,122               88,500            81,326                4,226
  Corporation (5)
                                         1993          198,071              100,000            78,875                  119




(1) All other annual compensation paid to the Named Executive Officers during 1995, other than salary and annual incentive compensation, does not exceed the minimum amounts required to be reported pursuant to Securities and Exchange Commission rules.

(2) The number of shares of restricted Common Stock held by the Named Executive Officers as of December 31, 1995 as a result of awards earned under the 1991-1993 and/or 1992-1994 performance cycles, and the value of such shares,is as follows: Jack B. Critchfield 10,082 shares $356,651; Richard Korpan 5,882 shares $208,076; Allen J. Keesler, Jr. 6,001 shares $212,285; Richard D. Keller 2,730 shares $96,574; and Joseph H. Richardson 2,515 shares $88,968.

(3) Company contributions to its Savings Plan and/or its Executive Optional Deferred Compensation Plan on behalf of the Named Executive Officers.

(4)      Represents the dollar value as of February 8, 1996, the
         date of grant, of shares of Common Stock earned under the 1993-1995 performance cycle of the Company's Long-Term Incentive Plan ("LTIP"), two-thirds of which are restricted. The total number of shares earned, including dividend equivalent shares, is as follows: Jack B.
         Critchfield, 13,071 shares; Richard Korpan 7,975 shares; Allen J. Keesler, Jr., 7,310 shares; Richard D. Keller 4,123 shares; and Joseph
         H. Richardson 3,101 shares. The vesting schedule for the restricted stock is 50% on January 1, 1997 and 50% on January 1, 1998, except that all of Mr. Keesler's restricted stock will vest on January 1, 1997. Dividends are payable on the restricted Common Stock to the extent and on the same date as dividends are paid on all other Common Stock. In the event of a change in control of the Company, all restrictions on all shares of restricted stock shall lapse upon such change in control.

(5) Allen J. Keesler, Jr., will retire as Company Group Vice President and President and Chief Executive Officer of Florida Power on April 1, 1996. Joseph H. Richardson has been promoted to the positions of Company Group Vice President and President and Chief Operating Officer of Florida Power effective April 1, 1996.

         The following table contains information with respect to performance shares awarded in 1995 to the Named Executive Officers of the Company for the 1995-1997 performance cycle of the LTIP:

                                       LONG-TERM INCENTIVE PLAN(1)
                                                      AWARDS IN 1995


                              Number of         Performance
                              Performance       Period                     Estimated Payout at End of Period (3)
                                                                  ------------------------------------------------------------
      Name                    Shares (2)          Covered            Threshold               Target                    Maximum
      ----                    ------------      -----------       --------------        ---------------            -----------

Jack B. Critchfield               12,757        1995-1997           6,379 shares         12,757 shares              19,136 shares
Richard Korpan                     6,116        1995-1997           3,058 shares          6,116 shares               9,174 shares
Allen J. Keesler, Jr.              4,942        1995-1997           2,471 shares          4,942 shares               7,413 shares
Richard D. Keller                  3,603        1995-1997           1,802 shares          3,603 shares               5,405 shares
Joseph H. Richardson               2,324        1995-1997           1,162 shares          2,324 shares               3,486 shares

(1) The LTIP is a Common Stock-based incentive plan to reward participants for long-term growth and performance of the Company. It was approved by the shareholders in 1990. See the Long-Term Incentive Compensation portion of the Report of the Compensation Committee of the Board of Directors on page 15 for additional information.

(2) Performance shares awarded under the LTIP which, upon achievement of performance criteria, would result in the payout of shares of Common Stock of the Company, two-thirds of which would be restricted for periods of time. Payouts of shares of Common Stock are made for achieving returns on equity goals, equal to or exceeding the thresholds determined by the Compensation Committee. The Compensation Committee has determined that Allen J. Keesler, Jr. will be eligible to earn 42% of his award. In the event of a change in control of the Company, 150% of all performance shares awarded under the LTIP and then outstanding would automatically be considered earned and would be paid in shares of unrestricted Common Stock together with shares of unrestricted Common Stock payable for dividend equivalents accrued to the change in control. Also, all restrictions on shares of restricted Common Stock previously granted and then held would lapse.

(3) Awards are earned upon achievement of Company and/or subsidiary return-on-equity goals for the three-year performance cycle.

Pension Plan Table

         The table below illustrates the estimated annual benefits (computed as a straight life annuity beginning at retirement at age 65) payable under the Company's Retirement Plan and Nondiscrimination Plan for specified final average compensation and years of service levels. As explained below, the table also provides information about the estimated annual lifetime benefits payable under the Company's Supplemental Executive Retirement Plan ("SERP").

                                  Estimated Annual Retirement Benefits Payable Under
                                    the Retirement Plan and Nondiscrimination Plan
Average Annual
 Compensation                                        Service Years
                        5            10             15             20             25            30       35 or more
                        -            --             --             --             --            --       ----------

$  200,000         $ 18,000     $  36,000     $  54,000       $  72,000       $ 90,000       $108,000       $126,000
   300,000           27,000        54,000        81,000         108,000        135,000        162,000        189,000
   400,000           36,000        72,000       108,000         144,000        180,000        216,000        252,000
   500,000           45,000        90,000       135,000         180,000        225,000        270,000        315,000
   600,000           54,000       108,000       162,000         216,000        270,000        324,000        378,000
   700,000           63,000       126,000       189,000         252,000        315,000        378,000        441,000
   800,000           72,000       144,000       216,000         288,000        360,000        432,000        504,000
   900,000           81,000       162,000       243,000         324,000        405,000        486,000        567,000
 1,000,000           90,000       180,000       270,000         360,000        450,000        540,000        630,000
 1,100,000           99,000       198,000       297,000         396,000        495,000        594,000        693,000
 1,200,000          108,000       216,000       324,000         432,000        540,000        648,000        756,000

         Under  the  Retirement  Plan  and  the   Nondiscrimination   Plan,  the
compensation taken into account in calculating benefits is salary only. The years of credited service that would be used in calculating benefits under the Retirement Plan and the Nondiscrimination Plan for the Named Executive Officers in the summary compensation table are as follows: Dr. Critchfield, 12 years of service; Mr. Korpan, 6 years of service; Mr. Keesler, 33 years of service; Mr. Keller, 17 years of service; and Mr. Richardson, 20 years of service. The benefits under the Retirement Plan and the Nondiscrimination Plan are subject to offset by an amount equal to 1 1/7% of a participant's primary Social Security benefit for each year of service (with a maximum offset of 40%).

          The Named Executive Officers are also entitled to benefits under the SERP. These benefits are offset by the benefits payable under the Retirement Plan and the Nondiscrimination Plan, as well as 100% of the executive's primary Social Security benefit. The estimated annual SERP benefit for the Named Executive Officers (prior to any offsets) may be determined using the table set forth above for the Retirement Plan and the Nondiscrimination Plan. For these purposes, the current compensation for each executive that would be used in calculating benefits under the SERP is substantially the same as that reported as salary and bonus in the summary compensation table, and the number of years of deemed credited service that would be used in calculating benefits under the SERP for each such executive is as follows: Dr. Critchfield 35 years of service; Mr. Korpan 35 years of service; Mr. Keesler 35 years of service; Mr. Keller 17 years of service; and Mr. Richardson 20 years of service.

         Accrued benefits may also be paid under each of the Retirement Plan, Nondiscrimination Plan and the SERP if a participant terminates employment before age 65 and meets the requirements for early retirement, disability, death or other termination of employment benefits after becoming vested under the rules of the particular plan.

         The SERP also provides for a lump sum benefit payable in the event of a change in control. In most instances, this benefit is equal to the sum of (1) two times the executive's current annual salary and bonus, (2) the value of the executive's prospective award under the SERP if he were to continue to work until age 65 (including amounts that later would have been payable to any surviving spouse) and (3) the amount of any federal excise taxes (and income taxes on any reimbursement under this provision) imposed on the executive under
Section 4999 of the Internal Revenue Code with respect to all compensation plans and arrangements of the Company.

Employment Contracts and Termination of Employment

          In 1995, the Company entered into an Employment Contract with Mr. Korpan. The term of the agreement is from June 1, 1995 through March 1, 1998, with automatic one-year extensions on each March 1, unless either party gives 90 days' written notice to the contrary. His annual base salary will not be less than $440,000 with award opportunities as a participant in the Management Incentive Compensation Plan ("MICP") and LTIP of not less than 45% of base salary for each plan. Severance pay established in the agreement is three times annual base pay and MICP target amount. All unvested Common Stock previously awarded under the LTIP would vest and all LTIP-imposed restrictions would lapse. In addition, if terminated before March 1, 1997, he would be deemed vested under the Company's Supplemental Executive Retirement Plan. Severance pay is due upon termination by the Company without cause or upon termination by the employee for good reason. The agreement contains a covenant not to compete. The Company will pay the employee's attorneys fees in the event of an action to enforce the agreement after a change-in-control.

         Mr. Keesler is taking early retirement effective April 1, 1996, pursuant to the "special early retirement" provisions of the SERP which are separate and in lieu of those mentioned on page 12. Under his arrangement, Mr. Keesler will receive, until age 62, an annual retirement benefit of $375,762. After age 62, the annual benefit will be reduced by $11,856, the amount of his annual Social Security benefit. After his death, his spouse will receive an annual survivor benefit of $187,881. Approximately 61% of those benefits are payable pursuant to the SERP, with the balance payable under the Retirement and Nondiscrimination Plans. The Company will also pay 95% of his company medical insurance premiums and 71% of his spouse's. Mr. Keesler will also be eligible to be paid a pro rata 1996 MICP award and 75% and 42% of his 1994-1996 and 1995-1997 LTIP performance cycle awards, respectively, if any are determined to be earned.

Report of the Compensation Committee of the Board of Directors

Executive Compensation Design

         The Company's executive compensation system is intended to attract, retain and motivate high quality executives with individually tailored market- and performance-based compensation packages that reward protection of Company assets and enhancement of shareholder value. The Compensation Committee of the Board of Directors of Florida Progress Corporation (the "Committee"), comprised solely of outside directors, approves total compensation opportunities and awards for executive officers of the Company and Florida Power. In May 1995, following due diligence efforts that have occurred since February 1994, the Committee recommended that the Company enter into an employment agreement with the Company's President and Chief Operating Officer to protect the Company's vested interest due to his length of service and his key strategic role. The terms of the agreement are discussed above. The target compensation for each executive officer is established annually by the Committee and is made up of three principal components: base salary; annual incentive cash compensation; and long-term incentive compensation payable in Common Stock. Each executive officer's total direct compensation is generally targeted around the 50th percentile of compensation of persons holding similar positions or having similar responsibilities at other electric utilities or industrial companies. A significant portion of each executive officer's total target compensation (approximately 35-55%) is variable, at risk and dependent upon the Company's annual and long-term performance.

         The Committee believes this "pay-for-performance" program, which compensates an executive officer at his target level of compensation only if specific goals are achieved, is a fair way to structure an executive compensation program. The program rewards executives for meeting financial targets, thus producing benefits for the entire Company and its shareholders. It also helps protect Company assets and builds long-term shareholder value.

         A discussion of the three compensation components and the actions taken by the Committee with respect to compensation reported for 1995 for the Named Executive Officers including the CEO follows.

Base Salary

         The base salary component is based, in most instances, on an equal weighting of market data from both utility and general industry sources. An executive officer's base salary is expected to remain relatively flat, in the absence of increased responsibilities, increased compensation levels for comparable positions or other circumstances deemed by the Committee to justify an increase. Each year an executive officer's base salary is evaluated in light of available compensation surveys and market data and the executive's current responsibilities. The Committee approved base salary increases in 1995 for two of the five Named Executive Officers based on recommendations approved by the CEO for positions other than his that took into account increased job responsibilities in one instance and increased compensation levels for comparable positions. The 1995 base salary of the CEO did not increase over that in effect for 1994.

Annual  Incentive Cash Compensation

          The Company's Management Incentive Compensation Plan (the "MICP") provides annual incentive cash compensation opportunities to officers and key employees of the Company and its subsidiaries (including the Named Executive Officers) by creating performance award pools associated with the achievement of corporate goals. The goals associated with the threshold, target and maximum funding levels for each performance award pool under the MICP are established by the Committee, based upon objective measures of corporate performance. For 1995, the goals established by the Committee for the performance award pools in which each of the Named Executive Officers was a participant were based upon return-on-equity goals for the Company's principal operating subsidiaries. The Committee considers the projections and assumptions contained in the relevant annual profit plan in establishing threshold, target and maximum funding level return-on-equity goals for each performance award pool. Executive officers having responsibility primarily for a single operating subsidiary were assigned to subsidiary performance award pools having goals based solely on that subsidiary's return on equity. Executive officers having Company-wide responsibilities were assigned to the holding company performance award pool whose goals were a composite of weighted, operating subsidiary return-on-equity goals. The Committee explicitly retains discretion to take into account, in determining if performance goals were met, whether assumptions contained in the relevant profit plan were in fact valid, and if they were not, to make appropriate adjustments to reported financial results for purposes of computing goal achievement levels ("assumption adjustments").

         Performance award pool funding levels typically are based upon a mathematical function of pool participants' target annual incentive cash compensation opportunity (expressed as a percentage of base salary) and the pool goal level achieved. The Committee may exercise its discretion in approving the amount of the award pool and the specific amount of the annual incentive cash compensation to be paid to executive and other key officers from the appropriate pools based upon the Committee's subjective evaluation of the officer's overall contributions to the Company. The Committee takes into account recommendations of the CEO in approving annual incentive cash compensation for individual executive and key officers (other than the CEO).

         The 1995 annual incentive compensation targets for the Named Executive Officers (other than the CEO) ranged from 35% to 45% of base salary and were not changed from the 1994 targets. The CEO's 1995 target annual incentive compensation was 50% of his base salary and also was not changed from 1994. The amounts contained in the bonus column of the Summary Compensation Table for the Named Executive Officers (other than the CEO) for 1995 are the result of the Committee's determination that 1995 results exceeded the MICP return-on-equity threshold, target or maximum goals of the Named Executive Officers. The amount contained in the bonus column of the Summary Compensation Table for the CEO for 1995 is the result of the Committee's determination that the 1995 results exceeded the holding company's MICP return-on-equity target goals. His goals were based upon Florida Power's return on equity, weighted 75%, and a composite return on equity of certain Company non-utility subsidiaries, weighted 25%. The amounts contained in the bonus column for all the Named Executive Officers were the result of the application of a mathematical formula converting the goal levels achieved, which were above threshold levels, into dollar amounts, without the Committee making any discretionary adjustments.

Long-Term Incentive Compensation

          To facilitate executive stock ownership and align the interest of key executives with that of the Company's other shareholders in the long-term growth and performance of the Company, the Committee awarded in 1995 the Named Executive Officers the opportunity to earn Common Stock through the grant of performance shares under the Company's LTIP, as indicated in the table appearing on page 11. To date, under the LTIP, the Committee has granted performance shares for six consecutive three-year performance cycles beginning with the 1991-1993 performance cycle. To the extent earned, performance shares are converted into shares of Common Stock. Two- thirds of the Common Stock earned is restricted for periods of time (see footnotes 2 and 4 to the Summary Compensation Table). While restricted, such stock is subject to forfeiture upon termination of employment and thus is not vested. As a result, and subject to certain exceptions (e.g. death, disability, retirement or change in control), an LTIP participant would not realize the full economic benefit of his award unless he remains an employee for two years after the end of the period for which it is earned. Thus, a portion of an LTIP participant's total compensation for any year remains at risk for almost five years thereafter. The Committee believes that the phased vesting of LTIP awards helps retain key executives for the long term, while enabling participants to realize the economic benefit of a portion of their awards within the year after they are earned.

         The return-on-equity goals for the 1993-1995 performance cycle of the LTIP were established, in accordance with the administration policies adopted by the Committee in 1993, to be the sum of the three annual MICP return-on-equity goals for the three years in the relevant performance cycle (the "Cycle III goals"). The goal weighting used in the MICP is also used for the LTIP goals.

         The payouts listed in the Long-Term Compensation column of the Summary Compensation Table for the Named Executive Officers on page 10 for the 1993-1995 performance cycle are the result of (i) the Committee's determination that the results exceeded the Cycle III goals, after taking into account assumption adjustments to 1993 results relating to the increase in the corporate federal income tax rate and costs recorded in 1993 for the Company's early retirement programs and (ii) the application of a mathematical formula converting the goal level achieved into the number of performance shares earned and adding dividend equivalents on shares earned for the period of the performance cycle. The CEO's LTIP payout was based on Florida Power's return on equity, weighted 75%, and a composite return-on-equity of certain Company non-utility subsidiaries, weighted 25%.

          During 1995, the Committee approved the number of performance shares granted to each Named Executive Officer (other than the CEO) for the 1995-1997 performance cycle that had a value on the date of grant equal to 35%, 40% or 45% of 1995 base salary, depending on the total compensation opportunity established by the Committee for each executive. There were no changes in the percentages from the previous performance cycle for those officers. For the CEO, the number of performance shares granted for the 1995-1997 performance cycle had a value on the date of grant equal to 70% of his 1995 base salary. This percentage was increased from the previous performance cycle to reflect increased compensation levels for comparable positions.

Deductibility of Executive Compensation

         Section 162(m) of the Internal Revenue Code would deny the Company a deduction for compensation paid to each Named Executive Officer in a taxable year to the extent it exceeds $1 million per officer, unless the compensation qualifies as "performance based compensation." The Committee approved an amendment to the Company's MICP in 1994 that provides for the mandatory deferral of annual cash incentive compensation which would not qualify for a Company tax deduction due to Section 162(m) of the Internal Revenue Code until such time as it becomes deductible.

Respectfully submitted,

Clarence V. McKee, Chairman                                 Richard A. Nunis
Willard D. Frederick, Jr.                                   Jean Giles Wittner
Vincent J. Naimoli

Company Performance

         The following graph compares the Company's performance, as measured by the change in price of its Common Stock plus reinvested dividends, with the Standard & Poor's ("S&P") 500 stock index and the S&P Electric Companies stock index for the five years ended December 31, 1995:



                                                            [GRAPH]


                                                1990           1991            1992           1993           1994           1995
-----------------------------------------------------------------------------------------------------------------------------------
Florida Progress                                100             131            145            159            151             190
-----------------------------------------------------------------------------------------------------------------------------------
Standard & Poor's 500                           100             130            140            155            157             215
-----------------------------------------------------------------------------------------------------------------------------------
Standard & Poor's Electrics                     100             130            138            155            135             177


*  $100   invested  on  12/31/90  in  stock  or  index  --   including
reinvestment of dividends. Fiscal year ending december 31.




Relationship with Independent Accountants

         The firm of KPMG Peat Marwick LLP, which has been the Company's independent certified public accountants since February 2, 1990, was recommended by the Audit Committee and approved by the Board of Directors as the Company's auditor for the year ended
December 31, 1995. Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         The Company has not yet selected its independent auditors for the current year. The Audit Committee presently intends to make its recommendation concerning the Company's auditors no later than August 1996, in accordance with past practice.

Shareholder Proposal

          It is the intention of the persons named in the accompanying proxy, unless otherwise directed, to vote all proxies AGAINST the following shareholder proposal. The shareholder proposal will be approved if the votes cast for the proposal by holders of the shares represented at the Annual Meeting and entitled to vote exceeds the votes cast against the proposal.

         Joseph E. Deddo, 2935 E. Buck Court, Inverness, Florida 34452, a holder of 114 shares of the Company's Common Stock, hereby notifies the Company of his intention to present the following proposal for action at the Annual Meeting:

         NOW, THEREFORE BE IT RESOLVED that the shareholders request the Board of Directors to adopt a policy that requires annual salary increases for executive officers that are greater than 4% of their prior year's salary to be approved by a vote of the shareholders.

                                    SHAREHOLDER'S SUPPORTING STATEMENT

         Entitlements such as high executive salary must be controlled to better benefit the Shareholders.

                         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS
                                                 PROPOSAL
                                        FOR THE FOLLOWING REASONS

         The Company believes that decisions concerning compensation of its executive officers should remain the responsibility of the Company's Board of Directors. It is the Board's philosophy that arbitrarily restricting executive pay would be an unwise policy. The Board believes it needs to retain flexibility to establish and modify compensation levels in order to attract and retain the executive talent needed to lead the Company in a changing industry that is also becoming increasingly more competitive.

         Specifically, executive pay is set by the Board's Compensation Committee, which is comprised of five outside directors. The committee's goal is to establish target compensation levels that are appropriate in light of current executive pay levels. The committee examines compensation data from several independent sources. Such data provides guidance for committee members by giving comparisons of executive pay at other similar-sized companies.

         In recent years, the Compensation Committee has decided to tie an executive's pay more closely to Company performance by using three components: base salary, annual incentive compensation and long-term incentive awards. If certain goals are not met, the executives' compensation falls below the target levels. This places a significant portion of an executive's total compensation at risk.

         The Compensation Committee believes this kind of "pay- for-performance" system, as measured by specific goals, is a fair way to structure an executive compensation plan. It rewards executives for accomplishing financial and operational targets, which benefit the entire Company and its shareholders. This also helps protect Company assets and build long-term shareholder value.

                                   ACCORDINGLY, THE BOARD OF DIRECTORS
                                RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL

1997 Shareholder Proposals

         Proposals of shareholders intended to be presented at the 1997 Annual Meeting must be received for inclusion in the proxy statement and form of proxy relating to that meeting on or before November 1, 1996. Proposals should be sent to the Secretary of the Company, Florida Progress Corporation, P.O.
Box 33042, St.  Petersburg, Florida 33733.

General

         The Board of Directors does not know of any other matters which will come before the Annual Meeting. In the event that any other matters properly come before the Annual Meeting, the persons named in the form of proxy intend to vote all proxies in accordance with their judgment on such matters.

         Enclosed is the Annual Report of the Company for the year ended December 31, 1995. It is not to be regarded as proxy soliciting material.

                                            By order of the Board of Directors,
                                                     Kenneth E. Armstrong
                                   Vice President, General Counsel and Secretary

                                   EXHIBIT "A"

                    STOCK PLAN FOR NON-EMPLOYEE DIRECTORS OF
                  FLORIDA PROGRESS CORPORATION AND SUBSIDIARIES


                    ARTICLE I - PURPOSE AND ADOPTION OF PLAN

         1.1 Adoption. The Board of Directors of Florida Progress Corporation, a Florida corporation (the "Company"), has adopted this Stock Plan for Non-Employee Directors of Florida Progress Corporation and Subsidiaries (the "Plan"), effective January 1, 1996, subject to approval of the Plan by the Company's shareholders at the annual meeting of shareholders to be held in 1996.

         1.2 Purpose. The Plan is designed to more closely align the interests of directors of the Company and its Approved Subsidiaries (as hereafter defined) with the interests of the Company's shareholders through ownership of the Company's common stock, no par value (the "Stock").

                             ARTICLE II -DEFINITIONS

          2.1 "Approved Subsidiary" shall mean any affiliate or subsidiary of the Company (a) which the Company's Board of Directors may from time to time determine to bring under the Plan, and (b) whose own Board of Directors may also approve the Plan. The Approved Subsidiaries are listed on Schedule A, attached hereto, as such Schedule may be amended from time to time.

          2.2  "Commission"  shall mean the Securities and Exchange  Commission.

          2.3 "Committee" shall mean the Compensation Committee of the Company's Board of Directors.

          2.4 "Company" shall mean Florida Progress Corporation.

          2.5  "Effective   Date"  shall  mean  January  1,  1996,   subject  to
shareholder approval of the Plan as required by Section 1.1 hereof.

          2.6 "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

          2.7 "Fair Market Value" shall mean the average of the high and low sale prices of the Stock, as published in the Wall Street Journal in its report of New York Stock Exchange composite transactions, on the date such market value is to be determined (or the average of the high and low sale prices on the trading day immediately preceding such determination date if the Stock is not traded on the applicable valuation date).

          2.8 "Non-Employee Director" shall mean any person who (a) serves on the Board of Directors of the Company or one or more Approved Subsidiaries on or after January 1, 1996; (b) receives fees for his or her services; and (c) is not an active employee of the Company or any subsidiary of the Company.

          2.9 "Participant" shall mean each Non-Employee Director who meets the requirements of Article III of the Plan.

         2.10 "Plan" shall mean this Stock Plan for Non-Employee Directors of Florida Progress Corporation and Subsidiaries, as amended from time to time.

         2.11     "Plan Year" shall mean the calendar year.

         2.12 "Progress Insider" shall mean any officer or director of the Company or person who is directly or indirectly the beneficial owner of more than ten percent of the Company's common stock, within the meaning of Section 16 of the Exchange Act.

         2.13 "Retainer Fee" shall mean the retainer fee established by the Board of Directors of the Company or an Approved Subsidiary payable quarterly in arrears to a Non-Employee Director for service as a director, excluding any meeting fees or compensation for other services performed at the request of such Board of Directors and any reimbursement for expenses.

         2.14 "Rule 16b-3" shall mean Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

         2.15     "Stock" shall mean the Company's common stock, no par value.

         2.16 "Stock Issue Date" shall mean March 31, June 30, September 30 and December 31 of each Plan Year.


                            ARTICLE III - ELIGIBILITY

          3.1 Eligibility Requirements. Subject to the provisions of Section 3.2, each Non-Employee Director shall become a Participant in the Plan on the effective date of his or her election to the Board of Directors of the Company or any Approved Subsidiary.

         3.2 Initial Plan Year. Notwithstanding the foregoing, for purposes of the initial 1996 Plan Year, each Non-Employee Director elected as such prior to the date of the annual meeting of shareholders to be held in 1996, who otherwise satisfies the eligibility requirements of Section 3.1, shall become a Participant in the Plan effective as of the Effective Date, subject to approval of the Plan by the Company's shareholders as described in Section 1.1.

              ARTICLE IV - TERMS AND CONDITIONS OF STOCK ISSUANCES

          4.1 Stock Reserved for Issuance. The aggregate number of shares of Stock that may be issued to Participants hereunder shall not exceed 150,000 shares, subject to adjustment pursuant to Section 4.7 hereof. The shares of Stock issued under the Plan will be from the authorized but unissued shares of common stock of the Company.

         4.2 Issuance of Stock. Each Participant shall automatically receive seventy-five percent (75%) of his or her Retainer Fee in Stock. Such Stock shall be issued on a quarterly basis on March 31, June 30, September 30 and December 31 of each Plan Year (each, a "Stock Issue Date"). The total number of shares of Stock to be issued on each Stock Issue Date shall be determined by the following formula:

                           Shares of Stock =  .75  x  Retainer
                                                         FMV

where "Retainer" is the Retainer Fee payable to the Participant for services rendered during the quarter ended March 31, June 30, September 30 or December 31, as the case may be; and "FMV" is the Fair Market Value of a share of Stock on such March 31, June 30, September 30 or December 31. Only whole shares of Stock shall be issued under the Plan; Participants will receive cash in lieu of any fractional shares.

                  (b) Initial Plan Year. Notwithstanding the foregoing, for purposes of the initial 1996 Plan Year, no Stock distributions shall be made prior to receipt of the requisite shareholder approval under Section 1.1 hereof. If the Plan is approved by the shareholders, the Stock for the quarter ended March 31, 1996 will not be issued on March 31, 1996, but instead will be issued on the date on which the annual meeting of shareholders is held in 1996; for purposes of calculating the number of shares of Stock to be issued on that date, the FMV in the formula above shall be the Fair Market Value of a share of Stock on March 31, 1996. If the Plan is not approved by the shareholders, the Retainer Fee otherwise payable in Stock will instead be paid in cash.

         4.3 Compliance with Laws. Notwithstanding the foregoing, each issuance of Stock hereunder shall be subject to the requirement that, if at any time counsel to the Company shall determine that the Stock is required to be listed, registered or qualified upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental or regulatory body is necessary as a condition of, or in connection with, the issuance of Stock hereunder, such issuance may not be completed in whole or in part unless such listing, registration, qualification, consent or approval shall have been completed or obtained on conditions acceptable to the Committee.

         4.4 Book-Entry or Certificates. The registrar for the Company shall make an appropriate book entry on its records evidencing that any Stock issued hereunder has been duly issued as of the appropriate date; provided, however, that a Participant may at any time elect to receive a stock certificate representing all or a portion of the number of whole shares of Stock issued to such Participant under the Plan.

          4.5 Effect of Certain Changes in Capitalization. In the event of any recapitalization, stock split, reverse stock split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other corporate transaction or event affecting the Stock, the Committee shall equitably adjust the maximum number or class of shares of Stock available under the Plan, and the number or class of shares of Stock to be delivered to Participants.

         4.6 Death, Resignation, Retirement or Removal. In the event of a Participant's death, or if a Participant shall resign, retire or be removed as a Non-Employee Director, all accrued Retainer Fees then owed such Participant (prorated as appropriate) shall be paid to such Participant on the next succeeding Stock Issue Date, in cash or in Stock in accordance with the terms hereof.

         4.7 Dividend Reinvestment. Participants who receive Stock under the Plan may elect to have the cash dividends on all or a portion of their shares automatically reinvested in additional shares of Stock, by enrolling in the Company's Progress Plus Stock Plan or such other dividend reinvestment plan as the Company shall make available from time to time.


                      ARTICLE V - RESTRICTIONS ON TRANSFER

         5.1 No Assignment of Rights. Neither the Participant nor his or her legal representative shall have any right to sell, assign, transfer or otherwise convey the right to receive any Stock due hereunder or any interest under the Plan. Any attempt to assign or transfer any right to payment or interest under the Plan shall be null and void and of no effect.

         5.2 Restrictions on Transfer of Stock. The Stock issued to Participants under the Plan will not be restricted, except that any Progress Insider who wishes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of any Stock acquired under the Plan will be subject to the provisions of Section
16 of the Exchange Act and Rule 16b-3 thereunder. The Stock issued to any Progress Insider shall, if necessary, bear an appropriate restrictive legend, if issued in certificated form, and be subject to appropriate "stop transfer" orders. Any additional stock or other securities or property that may be issued with respect to Stock issued under the Plan as a result of any stock dividend, stock split, business combination or other event shall be subject to the restrictions and other terms and conditions of the Plan.


                       ARTICLE VI - ADMINISTRATION OF PLAN

         6.1 Administrator. The Plan shall be administered by the Committee, which shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by the Committee, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The Committee shall take all steps necessary to ensure that the Plan complies with the law at all times, and the determination of the Committee shall be final and binding in all matters relating to the Plan.

         6.2 Indemnification. The Company and each Approved Subsidiary shall indemnify the members of the Committee against any and all claims, losses, damages, expenses and liability arising from any action or failure to act in connection with the administration of the Plan, except when the same is due to gross negligence or willful misconduct. The Company and each Approved Subsidiary may purchase at its own expense sufficient liability insurance to cover any and all claims, losses, damages and expenses arising from any action or failure to act in connection with the execution of the duties of the Committee.


                           ARTICLE VII - MISCELLANEOUS

         7.1 Term and Termination; Amendment. This Plan shall become effective on the Effective Date, and remain in effect until all shares authorized pursuant to Section 4.1 hereof have been issued to Plan Participants, unless sooner terminated as hereafter provided. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time by the Company's Board of Directors; provided, however, that without the approval of the shareholders of the Company entitled to vote thereon, no amendment may be made that would, absent such shareholder approval, disqualify the Plan for coverage under Rule 16b-3; and provided further that the formula award provisions of the Plan may not be amended more than once every six months unless such amendment is made in order to comply with changes to either the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, and the rules thereunder. Notwithstanding the foregoing, no such amendment or termination shall impair any rights to payments to which a Participant may be entitled prior to the effective date of such amendment or termination.

         7.2 Rights of Directors. Participation hereunder shall not be construed as creating a right in any Participant to continued service or future service on the Board of Directors of the Company or any Approved Subsidiary, and shall not interfere with or limit in any way the right of the shareholders of the Company or any Approved Subsidiary to remove any Participant from his or her position as a director. Participation hereunder does not constitute an employment contract between any Participant and the Company or any Approved Subsidiary.

         7.3 Compliance with Rule 16b-3. With respect to Progress Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any provision of this Plan or action by the Committee fails to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         7.4 Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflict of laws provisions thereof, and only to the extent such laws are not otherwise superseded by the laws of the United States.

                                   Schedule A


                    STOCK PLAN FOR NON-EMPLOYEE DIRECTORS OF
                  FLORIDA PROGRESS CORPORATION AND SUBSIDIARIES


                              Approved Subsidiaries


1.       Florida Power Corporation

                                     [LOGO]
                        FLORIDA PROGRESS CORPORATION

                             I M P 0 R T A N T

                              PROXY CARD BELOW


Your proxy card is attached below. Please follow these steps

1.       Please clearly mark your voting selections.

2.       Sign and date your card on the reverse side.

3.       Please detach and return to us in the enclosed postage-paid envelope.

4. Please help us avoid the expense of follow-up mailings by completing and returning your proxy card promptly.






     (Tear here)                (Tear here)                 (Tear here)


FLORIDA PROGRESS CORPORATION - Annual Meeting, April 18, 1996 -
               Proxy solicited on behalf of the Board of Directors

The undersigned hereby appoints Jack B. Critchfield,  Richard Korpan and Kenneth
E. Armstrong, and each of them, with power of substitution, proxies to represent, and to vote all shares of Common Stock of Florida Progress Corporation, which the undersigned is entitled to vote, at the Annual Meeting of Shareholders to be held in St. Louis, Missouri, on April 18, 1996, at 9 a.m. CDT, and at any and all adjournments thereof, and hereby revokes any prior proxies given with respect to such stock, and the undersigned authorizes the voting of such stock as follows:

1. Election of Class III Directors

Square  FOR ALL Nominees Listed  (except as            Jack B. Critchfield
Box         marked to the contrary)                    Clarence V. McKee, Esq.
 1      INSTRUCTION:  To withhold authority to         Richard A. Nunis
        vote for any individual nominee, strike        Jean Giles Wittner
        a line through the nominee's name in
        the list to the right.
Square  WITHHOLD AUTHORITY To Vote For All Nominees Listed.
Box
 3

2. The Board of Directors recommends a vote "FOR" for the following Company proposal:

                                                         FOR    AGAINST  ABSTAIN
         Approve a Stock Plan for Non-Employee          square   square  square
         Directors of the Company and its                 box      box     box
         Subsidiaries to require 75% of each               1         2      3
         director's annual retainer be paid in
         common stock to further align the interests of shareholders and directors.

3. The Board of Directors recommends a vote "AGAINST" the following shareholder proposal requesting the Board to:
                                                         FOR    AGAINST  ABSTAIN
         Require shareholder approval of annual         square   square  square
         salary increases for executive officers          box      box     box
         greater than 4%.                                  1        2       3


(Please date and sign on reverse side.)

                                     [LOGO]
                            FLORIDA PROGRESS CORPORATION

                                  I M P 0 R T A N T
                            YOUR PROXY CARD IS BELOW


Your proxy card is attached below, please follow these steps:
1.   Please clearly mark your voting selections on the reverse side.
2.   Sign and date your card below.
3.   Please detach and return to us in the enclosed postage-paid envelope.
4. Please help us avoid the expense of follow-up mailings by completing and returning your proxy card promptly.



(Tear here)          (Tear here)          (Tear here)

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no contrary specification is made, this proxy will be voted "FOR" the nominees listed in the Election of Class III Directors, "FOR" the Stock Plan for Non-Employee Directors of Florida Progress Corporation and Subsidiaries and "AGAINST" the Shareholder Proposal.

                                         Dated.......................... 1996


                                         ...............................
                                                (signature)
                                         ...............................
                                               (signature)

                                         When   signing   as attorney, executor
                                         administrator, trustee or guardian,
                                         please give title.  For joint account,
                                         each  joint  owner should sign.  If the
                                         signer  is  a corporation, please sign
                                         full corporation  name  by  duly
                                         authorized officer. If a partnership,
                                         please sign in  partnership  name  by
                                         authorized person.

(Please mark, date, sign, detach and mail in the enclosed envelope.)

                     APPENDIX TO ELECTRONIC FORMAT DOCUMENT

PAGE 16

Appearing above the table is a graph showing pictorially what is listed in the table.